Exhibit 99

                                                                   [LOGO] DynTek
                                                                   PRESS RELEASE
================================================================================

For more information, contact:
Audrey Bold                         Rob Schatz / Rich Cooper
DynTek, Inc.                        Strategic Growth International
925-513-4571                        212-838-1444
audrey.bold@dyntek.com              info@sgi-ir.com

              DynTek, Inc. Announces $7.5 Million Private Placement
                           To Institutional Investors

       Proceeds To Be Used for Identified Acquisitions and Working Capital

Irvine, CA -April 28, 2004 - DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions to the state and local government sector, today announced that it has entered into agreements with certain institutional and accredited investors for the sale of common stock and common stock warrants for gross proceeds of approximately $7.5 million.

Pursuant to such agreements, the Company has agreed to sell 6,521,739 shares of common stock at a price per share of $1.15, which represents a 6.5% discount from yesterday's closing price of $1.23, and issued to the investors Series A warrants to purchase 1,956,522 shares and Series B warrants to purchase 1,304,348 shares. The Series A warrants will be exercisable for five years, commencing six months after the closing of the private placement, at an exercise price of $1.75 per share. The Series B Warrants will be exercisable for 180 days following the effective date of the registration statement, at an exercise price of $1.50 per share.

It is anticipated that the proceeds will be used primarily for one or more identified acquisitions in 2004 as part of the Company's ongoing and targeted acquisition program, and general corporate purposes.

Commenting on the placement, Steve Ross, the Chief Executive Officer of the Company, stated, "We are proud to have successfully raised capital at this level from such a strong group of institutional investors. We believe that the participation of such institutions, particularly given the very competitive pricing of the transaction, demonstrates a strong show of support for DynTek's long-term prospects."

Ross, added, "We expect to employ the capital raised in the offering toward one or more acquisitions that we have been looking at as well as other general corporate purposes. This private placement will ensure that the Company continues to grow and prosper as one of the leading providers of dynamic technology, management and network security solutions to the government marketplace."

                                     -more-

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                                                                   [LOGO] DynTek
                                                                   PRESS RELEASE
================================================================================

The Company has agreed to file a registration statement on Form S-3 to cover the resale of the shares of common stock issued in this offering and the shares issuable upon exercise of the Series A and Series B warrants. The Company incurred customary fees and expenses in connection with the offering, including the payment of customary placement agent fees and the issuance of certain common stock warrants to the placement agent. Duncan Capital LLC, an NASD registered broker dealer, served as placement agent for the offering.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities of the company. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in this offering and the shares issuable upon exercise of the warrants.

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to the state and local government market. Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology. DynTek's solutions include comprehensive IT security consulting, detection, prevention and mitigation strategies and solutions; document management; staff augmentation; storage solutions; and complete network, server and desktop management and support. Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of dynamic technology solutions. For more information, visit www.dyntek.com.

                                      # # #

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of the Company's business emphasis, the ability to finance and sustain operations, including the ability either to maintain and extend the Textron Factoring Facility when it becomes due or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company's obligations to third parties, and ability to defend successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors and the ability of the Company to obtain extensions of the remaining profitable DMR contracts at their maturity, the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.